Exhibit 32.4
Certification of Principal Financial and Accounting Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Michael A. Gerlich, Secretary and Treasurer of Gastar Exploration USA, Inc. (the “Company”), hereby certify that the accompanying Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 7, 2012

/S/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer